                                                                    Exhibit 99.6

                          COLUMBINE JDS SYSTEMS, INC.
                                AND SUBSIDIARIES

                         Consolidated Financial Statements
                           December 31, 1996 and 1995

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Columbine JDS Systems, Inc.:

We have audited the accompanying consolidated balance sheets of Columbine JDS Systems, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1996 and the period from February 15, 1995 (commencement of operations) to December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Columbine JDS Systems, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the year ended December 31, 1996 and the period from February 15, 1995 (commencement of operations) to December 31, 1995 in conformity with generally accepted accounting principles.

                                        KPMG Peat Marwick LLP

Denver, Colorado
March 7, 1997

COLUMBINE JDS SYSTEMS, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1996 AND 1995

                                                                                            1996          1995
                                                                                        ------------  ------------
ASSETS (NOTE 4)
Current assets:
  Cash and cash equivalents...........................................................  $  3,330,259     1,443,364
  Receivables:
    Trade, less allowance of $804,548 and $749,320 in 1996 and 1995, respectively.....     8,099,502     9,078,658
    Other, less allowance of $118,000 in 1995.........................................       414,614     1,350,391
                                                                                        ------------  ------------
                                                                                           8,514,116    10,429,049
  Inventory...........................................................................       124,841       145,658
  Deferred income taxes (note 6)......................................................       654,709       588,321
  Prepaid expenses and other..........................................................       469,496       738,418
                                                                                        ------------  ------------
      Total current assets............................................................    13,093,421    13,344,810
                                                                                        ------------  ------------
Equipment, leasehold improvements and computer software:
  Computer equipment..................................................................     5,181,578     3,946,956
  Furniture and fixtures..............................................................     1,060,154       996,185
  Leasehold improvements..............................................................       456,221       426,074
  Computer software...................................................................       654,943       193,019
                                                                                        ------------  ------------
                                                                                           7,352,896     5,562,234
  Less accumulated depreciation and amortization......................................    (2,776,167)   (1,179,007)
                                                                                        ------------  ------------
      Net equipment, leasehold improvements and computer software.....................     4,576,729     4,383,227
                                                                                        ------------  ------------
Other assets:
  Excess of cost over fair value of net assets acquired less accumulated amortization
    of $4,479,928 and $2,068,975 in 1996 and 1995, respectively (note 1)..............    31,545,531    33,750,310
  Purchased software, less accumulated amortization of $3,073,270 and $1,364,668 in
    1996 and 1995, respectively (notes 1 and 3).......................................     5,635,083     7,123,183
  Software development costs, less accumulated amortization of $36,122 and $1,305 in
    1996 and 1995, respectively.......................................................     1,559,250       400,372
  Other...............................................................................         3,678       309,048
                                                                                        ------------  ------------
                                                                                          38,743,542    41,582,913
                                                                                        ------------  ------------
      Total assets....................................................................  $ 56,413,692    59,310,950
                                                                                        ------------  ------------
                                                                                        ------------  ------------

COLUMBINE JDS SYSTEMS, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS, CONTINUED

                                                                                         1996           1995
                                                                                     -------------  -------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................................................................  $   1,603,072      1,466,573
  Accrued compensation payable.....................................................      1,619,043      1,398,116
  Other accrued liabilities........................................................      1,889,159      2,275,495
  Current portion of long-term debt (note 4).......................................      3,921,331      3,999,798
  Deferred revenue.................................................................      1,174,331      1,622,073
                                                                                     -------------  -------------
      Total current liabilities....................................................     10,206,936     10,762,055
Deferred income taxes (note 6).....................................................      2,200,088      2,414,875
Long-term debt, less current portion (note 4)......................................     13,963,500     17,884,831
Other liabilities..................................................................          1,363         25,317
                                                                                     -------------  -------------
      Total liabilities............................................................     26,371,887     31,087,078
                                                                                     -------------  -------------
Minority interests.................................................................        190,039         32,664
Stockholders' equity (notes 1 and 5):
  Class A cumulative preferred stock, $.01 par value; 5,000 shares authorized;
    3,344 shares issued and outstanding (liquidation preference of $3,344,000).....      3,344,000      3,344,000
  Common stock, $.01 par value; 2,000,000 shares authorized; 1,000,000 shares
    issued and outstanding.........................................................         10,000         10,000
  Additional paid-in capital.......................................................     24,404,791     24,404,791
  Retained earnings................................................................      2,092,975        432,417
      Total stockholders' equity...................................................     29,851,766     28,191,208
Commitments and contingencies (note 8)
                                                                                     -------------  -------------
      Total liabilities and stockholders' equity...................................  $  56,413,692     59,310,950
                                                                                     -------------  -------------
                                                                                     -------------  -------------

See accompanying notes to consolidated financial statements.

COLUMBINE JDS SYSTEMS, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 1996 AND PERIOD FROM
FEBRUARY 15, 1995 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1995

                                                                                           1996           1995
                                                                                       -------------  ------------
Revenue:
  Software license and system fees...................................................  $  38,477,185    32,150,536
  Computer hardware sales............................................................      8,611,067     6,894,913
  Computer product sales.............................................................      5,477,774     4,335,339
  Consulting fees....................................................................      4,373,553     3,798,159
  Communications and page printing fees..............................................      1,604,766     1,790,543
  Maintenance fees...................................................................      1,564,759     1,460,277
  Other..............................................................................      1,123,875       837,230
                                                                                       -------------  ------------
    Total revenue....................................................................     61,232,979    51,266,997
Cost of sales of computer hardware and related products and services.................     13,065,022    11,503,594
                                                                                       -------------  ------------
    Revenue net of cost of sales of computer hardware and related products and
      services.......................................................................     48,167,957    39,763,403
Operating expenses:
  Selling, general and administrative expenses.......................................     37,200,499    29,633,200
  Depreciation and amortization......................................................      5,747,899     4,619,938
  Relocation expenses................................................................          1,652     1,562,759
  Purchased in process research and development (note 1).............................       --             916,281
                                                                                       -------------  ------------
    Total operating expenses.........................................................     42,950,050    36,732,178
                                                                                       -------------  ------------
    Earnings before interest, minority interests and income taxes....................      5,217,907     3,031,225
Interest expense.....................................................................      1,448,142     1,538,546
    Earnings before minority interests and income taxes..............................      3,769,765     1,492,679
Minority interests...................................................................        143,059        (6,561)
                                                                                       -------------  ------------
    Earnings before income taxes.....................................................      3,626,706     1,499,240
Income tax expense (note 6)..........................................................      1,690,268       841,103
                                                                                       -------------  ------------
    Net earnings.....................................................................      1,936,438       658,137
Less preferred stock dividends.......................................................       (275,880)     (225,720)
                                                                                       -------------  ------------
    Net earnings attributable to common stockholders.................................  $   1,660,558       432,417
                                                                                       -------------  ------------
                                                                                       -------------  ------------

See accompanying notes to consolidated financial statements.

COLUMBINE JDS SYSTEMS, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEAR ENDED DECEMBER 31, 1996 AND PERIOD FROM
FEBRUARY 15, 1995 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1995

                                               PREFERRED STOCK           COMMON STOCK        ADDITIONAL
                                          -------------------------  ---------------------    PAID-IN      RETAINED
                                            SHARES        AMOUNT       SHARES     AMOUNT      CAPITAL      EARNINGS      TOTAL
                                          -----------  ------------  ----------  ---------  ------------  ----------  ------------
BALANCES AT FEBRUARY 15, 1995...........      --       $    --           --      $  --           --           --           --
Preferred and common shares issued in
  connection with formation of the
  Company (notes 1 and 5)...............       3,344      3,344,000   1,000,000     10,000    24,404,791      --        27,758,791
Preferred stock dividends...............      --            --           --         --           --         (225,720)     (225,720)
Net earnings............................      --            --           --         --           --          658,137       658,137
                                               -----   ------------  ----------  ---------  ------------  ----------  ------------
BALANCES AT DECEMBER 31, 1995...........       3,344      3,344,000   1,000,000     10,000    24,404,791     432,417    28,191,208
Preferred stock dividends...............      --            --           --         --           --         (275,880)     (275,880)
Net earnings............................      --            --           --         --           --        1,936,438     1,936,438
                                               -----   ------------  ----------  ---------  ------------  ----------  ------------
BALANCES AT DECEMBER 31, 1996...........       3,344   $  3,344,000   1,000,000  $  10,000    24,404,791   2,092,975    29,851,766
                                               -----   ------------  ----------  ---------  ------------  ----------  ------------
                                               -----   ------------  ----------  ---------  ------------  ----------  ------------

          See accompanying notes to consolidated financial statements.

COLUMBINE JDS SYSTEMS, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1996 AND PERIOD FROM
FEBRUARY 15, 1995 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1995

                                                                                          1996           1995
                                                                                      -------------  -------------
Cash flows from operating activities:
  Net earnings......................................................................  $   1,936,438        658,137
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Depreciation and amortization...................................................      5,747,899      4,619,938
    Minority interests..............................................................        (92,625)         3,595
    Purchased in process research and development...................................       --              871,000
    Provision (credit) for uncollectible receivables................................        (62,772)       (43,262)
    Deferred income tax benefit.....................................................       (281,175)      (480,596)
    Gain on sale of equipment.......................................................          1,347       --
    Changes in operating assets and liabilities, net of effect of business combinations:
      Receivables...................................................................      1,977,705     (2,792,322)
      Inventory.....................................................................         20,817        383,007
      Prepaid expenses and other current assets.....................................        268,922        (66,789)
      Other assets..................................................................        305,370        508,645
      Accounts payable and accrued liabilities......................................        (28,910)     1,668,116
      Deferred revenue and other liabilities........................................       (471,696)       465,106
                                                                                      -------------  -------------
        Net cash provided by operating activities...................................      9,321,320      5,794,575
                                                                                      -------------  -------------
Cash flows from investing activities:
  Cash paid to acquire net assets in formation of the Company.......................       (184,010)   (38,222,336)
  Net assets acquired in business combinations, net of cash acquired................       --           (1,339,191)
  Investment by Joint Venture Partner...............................................        250,000       --
  Capital expenditures..............................................................     (1,810,540)    (1,099,877)
  Software development costs........................................................     (1,414,197)      (401,677)
                                                                                      -------------  -------------
        Net cash used by investing activities.......................................     (3,158,747)   (41,063,081)
                                                                                      -------------  -------------
Cash flows from financing activities:
  Proceeds from long-term debt......................................................       --           42,000,000
  Principal payments on debt........................................................     (3,999,798)   (21,751,497)
  Capital contributions received in formation of the Company........................       --           16,000,000
  Preferred stock dividends.........................................................       (275,880)      (225,720)
  Cash acquired in formation of the Company.........................................       --              689,087
                                                                                      -------------  -------------
        Net cash provided (used) by financing activities............................     (4,275,678)    36,711,870
                                                                                      -------------  -------------
        Net increase in cash and cash equivalents...................................      1,886,895      1,443,364
Cash and cash equivalents at beginning of period....................................      1,443,364       --
                                                                                      -------------  -------------
Cash and cash equivalents at end of period..........................................  $   3,330,259      1,443,364
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Supplemental schedule of non-cash financing activities:
  Common stock issued in formation of the Company...................................  $    --           24,414,791
                                                                                      -------------  -------------
                                                                                      -------------  -------------
  Preferred stock issued in formation of the Company................................  $    --            3,344,000

Supplemental disclosure of cash flow information:
  Cash paid for interest............................................................  $   1,575,876      1,395,954
                                                                                      -------------  -------------
                                                                                      -------------  -------------
  Cash paid for income taxes........................................................  $   2,082,724      1,044,554
                                                                                      -------------  -------------
                                                                                      -------------  -------------

          See accompanying notes to consolidated financial statements.

                          COLUMBINE JDS SYSTEMS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) ORGANIZATION AND BUSINESS

    Columbine JDS Systems, Inc. (CJDS) commenced operations on February 15, 1995 for the purpose of operating as a holding company for the operations of Columbine Systems, Inc. (CSI), Columbine Cable Systems, Inc. (CCSI) and JDS Systems, Inc. (JDS) (collectively the Company).

    The Company's business is developing, marketing, installing and supporting comprehensive computer software systems for use in buying and selling media, primarily in the broadcast television, radio and cable television industries. In addition, the Company sells computer hardware and related products. The Company's operations are both domestic and international.

    The formation of CJDS was accomplished through an initial capitalization of $1,000 and the acquisition of the outstanding common shares of CSI, CCSI and JDS as described below. On February 14, 1995, JDS purchased substantially all of the net assets, including the debt payable to the seller, of Jefferson-Pilot Data Services, Inc. (Jefferson-Pilot) for $32,100,000, using primarily capital of $16 million contributed by its shareholder on that date and the proceeds from bank debt in the amount of $19 million (see note 4). On February 15, 1995, the shareholder of JDS exchanged its shares in JDS for 502,000 shares of CJDS' common stock, representing a 50.2% ownership interest in CJDS. Also, on February 15, 1995, the former shareholders of CSI and CCSI exchanged 100% of their common shares in those entities for 407,000 and 90,000 shares of CJDS' common stock, respectively. Accordingly, the former CSI and CCSI shareholders retained a 40.7% and 9% interest, respectively, in CJDS after its formation. The value of CJDS' shares issued to the former CSI and CCSI shareholders was based on the imputed value of the 50.2% interest in CJDS' shares acquired by the shareholder of JDS in exchange for its shares in JDS which had been capitalized at $16 million on the previous day. As a result of the common control of JDS and CJDS, the transactions to acquire the net assets of Jefferson-Pilot by JDS on February 14, 1995 have been included in the accompanying consolidated financial statements.

    In addition, the former shareholders of CSI and CCSI received $3,387,021 in cash and 3,344 shares of CJDS's Class A cumulative preferred stock valued at $3,344,000. Accordingly, the total consideration for the CSI and CCSI common shares was as follows:

Value of CJDS shares issued....................................  $15,840,637
CJDS preferred shares..........................................    3,344,000
Cash...........................................................    3,387,021
                                                                 -----------
                                                                 $22,571,658
                                                                 -----------
                                                                 -----------

    The formation of the Company was accounted for using the purchase method of accounting. However, as a result of the ownership of a portion of CJDS' common stock by the former shareholders of CSI and CCSI, only that portion of the CSI and CCSI net assets acquired by the new shareholders (59.3% for CSI and 91% for CCSI) was subject to purchase accounting

                          COLUMBINE JDS SYSTEMS, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(1) ORGANIZATION AND BUSINESS (CONTINUED) adjustments. Accordingly, the shares subject to purchase accounting were recorded at $8,414,791. The total consideration subject to purchase accounting treatment was $14,306,553. The remaining net assets were recorded at the former shareholders' historical cost basis, which totaled $838,259.

    The total acquisition price for the common stock of CSI, CCSI and JDS, including transaction costs of $1,626,223, was allocated as follows:

Current assets, excluding deferred taxes....................... $ 9,577,154
Current liabilities............................................  (7,360,196)
Equipment......................................................   4,288,868
Purchased software.............................................   7,277,000
Other assets...................................................     817,793
Purchased in-process research and development..................     491,000
Debt...........................................................    (833,656)
Deferred revenue...............................................     (36,980)
Deferred income taxes, net.....................................  (2,327,422)
Excess of cost over fair value of net assets acquired..........  35,535,261
                                                                 ----------
    Purchase price consideration............................... $47,428,822
                                                                 ----------
                                                                 ----------

    As a result of the above transactions, CSI, CCSI, and JDS are wholly-owned subsidiaries of CJDS.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) BASIS OF PRESENTATION

        The accompanying consolidated financial statements include the accounts of CJDS and its three wholly owned subsidiaries and one majority owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    (B) CASH AND CASH EQUIVALENTS

        The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

    (C) INVENTORY

        Inventory, primarily computer hardware, is valued at the lower of cost or market using the specific identification basis.

                          COLUMBINE JDS SYSTEMS, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (D) EQUIPMENT, LEASEHOLD IMPROVEMENTS AND COMPUTER SOFTWARE

        Equipment, leasehold improvements and computer software are recorded at cost and depreciated and amortized over the assets' estimated useful lives or the lease term, which is generally five years, using the straight-line method.

    (E) SOFTWARE DEVELOPMENT AND RESEARCH AND DEVELOPMENT COSTS

        The Company capitalizes software development costs in accordance with Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed. Costs to establish the technological feasibility of computer software products are expensed as incurred. Costs incurred subsequent to the establishment of technological feasibility are capitalized until the related product is available for general release or sale and is amortized on a product-by-product basis, using the straight-line method over a five-year period. The Company periodically evaluates the estimated net realizable value of each software product and provides for impairment as necessary. Total amortization expense was $34,817 and $1,305 in 1996 and 1995, respectively.

        The Company expenses research and development costs, other than software development costs, as they are incurred. Research and development costs totaled $7,512,920 and $4,365,383 for the year ended December 31, 1996 and for the period from February 15, 1995 to December 31, 1995, respectively.

    (F) PURCHASED SOFTWARE AND EXCESS OF COST OVER THE FAIR VALUE OF NET ASSETS ACQUIRED

        Purchased software costs, relating to the formation of the Company as described in note 1, are amortized over a 5-year period using the straight-line method. Excess of cost over the fair value of net assets acquired is amortized using the straight-line method over 15 years.

    (G) IMPAIRMENT OF LONG-LIVED ASSETS

        Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (SFAS 121) which requires that long-lived assets and certain identifiable intangibles held and used by an entity, including goodwill and purchased software, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss is recognized when estimated undiscounted future cash flows expected to be generated by the asset is less than its carrying value. Measurement of impairment loss is based on the fair value of the asset, which is generally determined using valuation techniques such as the discounted present value of expected future cash flows. The adoption of SFAS 121 as of January 1, 1996 had no effect on the consolidated financial statements of the Company.

                          COLUMBINE JDS SYSTEMS, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (h) Revenue Recognition and Deferred Revenue

        The Company recognizes initial software license revenue upon delivery, implementation and acceptance of the software and after all significant obligations of the Company have been fulfilled. Revenue from system fees, which entitles the licensee to use of the software and technical support, is recognized ratably over the term of the contract. Revenue from consulting and service bureau fees, are recognized as the services are performed. Revenue from software development contracts is recognized using the percentage-of-completion method over the development period.

        Revenue from the sale of computer hardware is recognized upon shipment. Computer hardware maintenance revenue is recognized ratably over the term of the contract.

        Deferred revenue includes system fees, installation fees and maintenance fees paid in advance.

    (i) Income Taxes

        The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    (J) STOCK-BASED COMPENSATION

        The Company accounts for its stock-based employee compensation plan using the intrinsic value based method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations (APB 25). The Company has provided pro forma disclosures of net income as if the fair value based method of accounting for this plan, as prescribed by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123), had been applied. Pro forma disclosures include the effects of employee stock options granted during the periods ended December 31, 1996 and 1995.

    (K) RECLASSIFICATIONS

        Certain 1995 amounts have been reclassified to conform with the 1996 consolidated financial statement presentation.

                          COLUMBINE JDS SYSTEMS, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(3) BUSINESS COMBINATIONS AND INVESTMENTS IN JOINT VENTURES

    Effective October 1, 1995, CSI acquired substantially all of the assets of an operating division of New BMP Software Partners (BMP) for $1,800,000. The acquisition was accounted for using the purchase method of accounting and the purchase price, including transaction costs of $88,687, was allocated as follows:

Equipment....................................................................... $  172,850
Purchased software..............................................................    750,000
Purchased in-process research and development...................................    380,000
Other assets, including excess cost over the fair value of net assets
  acquired......................................................................    585,837
                                                                                  ---------
                                                                                 $1,888,687
                                                                                  ---------
                                                                                  ---------

    On September 11, 1995, CSI purchased the licensing rights to a software program from ICA Systems, Inc. (ICA) and Maryland Systems Group, Inc. Prior to the purchase, CSI had a license agreement to sell the software in return for royalties. Simultaneously with this purchase, CSI established a new company, Columbine JDS ABU, Inc. (ABU), to which the software was contributed. CSI and ICA ownership percentages are 90% and 10%, respectively. Total consideration for the purchase was $180,000 cash, ABU stock valued at $29,067, transaction costs of $10,599 and cancellation of an $81,279 prepaid royalty, for a total of $300,945, which was recorded as purchased software.

    In connection with the Jefferson-Pilot asset acquisition, JDS entered into two joint ventures with Donovan Data Systems, Inc. (DDS) in which each participant has a 50% interest. During 1996, the Company entered into a joint venture with PerfectSync, Inc. in which each participant has a 50% interest. The assets, liabilities and operations of the joint ventures, which are not significant, have been consolidated with those of the Company in the accompanying consolidated financial statements.

                          COLUMBINE JDS SYSTEMS, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(4) LONG-TERM DEBT

    Long-term debt at December 31 consists of the following:

                                                                                           1996           1995
                                                                                       -------------  ------------
Note payable to bank with interest at a variable rate (7% and 7.25% at December 31,
  1996 and 1995, respectively), due in quarterly principal installments of $821,500 through March 31, 2002, secured by substantially all of the assets of the Company
  (a)................................................................................  $  17,249,500    20,535,500
Note payable to BMP, imputed interest at 8%, due in annual installments of principal and interest of $450,000 through 1997, secured by BMP customer contracts and
  related business records...........................................................        416,667       802,469
Unsecured note payable to Jefferson-Pilot, non-interest bearing, due in monthly
  installments of $27,333 through August 1997........................................        218,664       546,660
                                                                                       -------------  ------------
                                                                                          17,884,831    21,884,629
Less current portion.................................................................     (3,921,331)   (3,999,798)
                                                                                       -------------  ------------
    Long-term debt, less current portion.............................................  $  13,963,500    17,884,831
                                                                                       -------------  ------------
                                                                                       -------------  ------------

    (a) Effective February 15, 1995, in connection with the formation of the Company, CJDS entered into a $23,000,000 term loan agreement with a bank, to be used for the acquisition of JDS, CSI and CCSI, repayment of the $19,000,000 note assumed from JDS, as well as other working capital requirements. This note is subject to certain debt covenant restrictions requiring the maintenance of certain financial ratios and minimum consolidated net worth.

        In connection with the term loan, the Company also entered into an arrangement for a $2 million line of credit which bears interest at a variable rate. No borrowings are outstanding under the line-of-credit at December 31, 1996.

    The aggregate maturities of long-term debt for each of the five years subsequent to December 31, 1996 are as follows:

1997.......................................................     $ 3,921,331
1998.......................................................       3,286,000
1999.......................................................       3,286,000
2000.......................................................       3,286,000
2001.......................................................       3,286,000
Thereafter.................................................         819,500
                                                                 ----------
                                                                $17,884,831
                                                                 ----------
                                                                 ----------

                          COLUMBINE JDS SYSTEMS, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(5) STOCKHOLDERS' EQUITY

CLASS A CUMULATIVE PREFERRED STOCK

    The Class A preferred stock accrues dividends at the rate of 10% per annum as of December 31, 1996, and increases 1% per year on February 15 of each year thereafter to a maximum rate of 13%. The preferred shares are redeemable at any time at the option of the Company for $1,000 per share plus any accrued, but unpaid, dividends and have a liquidation preference of $3,344,000.

STOCK OPTIONS

    The Company has a stock option plan, whereby the Company may grant options to its employees for up to 86,957 shares of common stock. The exercise price of each option is equal to the fair value of the underlying common shares, as determined by the Company's Board of Directors, and have a maximum term of ten years. Pursuant to this plan, the Company granted options for 54,348 shares on February 15, 1995. One fifth of these options vest each year on the anniversary date of the grant. The Company has also granted options for 6,522 and 5,435 shares on December 31, 1996 and 1995, respectively. These options were fully vested at the date of grant.

    As discussed in note 1(j), the Company applies APB Opinion 25 and related interpretations in accounting for its stock option plan. Accordingly, because the Company grants its options at or above market value no compensation cost has been recognized for its Plan. Had compensation cost for the Company's stock-based compensation plan been determined based upon the fair value of options on the grant dates, consistent with the provisions of SFAS 123, the Company's 1996 and 1995 pro forma net earnings would have been $1,866,376 and $591,232, respectively. The weighted average fair value of options granted during 1996 and 1995 were $3.28 and $4.48 per share, respectively.

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: no expected dividends, expected life of the options of two years in 1996 and three years in 1995 and a risk-free interest rate ranging from 5.12% to 5.52%.

                          COLUMBINE JDS SYSTEMS, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(5) STOCKHOLDERS' EQUITY (CONTINUED)
    A summary of option activity for the year ended and period ended December 31, 1996 and 1995 is as follows:

                                                                                                EXERCISE      OPTIONS
                                                                                     SHARES       PRICE     EXERCISABLE
                                                                                    ---------  -----------  -----------
Outstanding at February 14, 1995..................................................     --
Granted...........................................................................     59,783   $   31.81
                                                                                    ---------
Outstanding at December 31, 1995..................................................     59,783       31.81        5,435
                                                                                                            -----------
                                                                                                            -----------
Granted...........................................................................      6,522       31.81
                                                                                    ---------
Outstanding at December 31, 1996..................................................     66,305       31.81       22,827
                                                                                    ---------               -----------
                                                                                    ---------               -----------

(6) INCOME TAXES

    Income tax expense for the year ended December 31, 1996 and the period from February 15, 1995 (commencement of operations) to December 31, 1995 is comprised of the following:

                                                                         1996         1995
                                                                     ------------  ----------
Current income tax expense.........................................  $  1,879,103   1,141,637
Deferred income tax benefit........................................      (281,175)   (480,596)
Withholding taxes on foreign sales.................................        92,340     180,062
                                                                     ------------  ----------
  Total tax expense................................................  $  1,690,268     841,103
                                                                     ------------  ----------
                                                                     ------------  ----------

    Income tax expense differs from the amount computed by applying the statutory federal income tax rate of 34% to earnings before income taxes, as follows:

                                                                          1996         1995
                                                                      ------------  ----------
Expected federal income tax expense.................................  $  1,233,080     509,742
State taxes, net of federal effect..................................       173,516      77,095
Nondeductible goodwill amortization.................................       220,502     199,294
Withholding taxes on foreign sales..................................        92,340     180,062
Other, net..........................................................       (29,170)   (125,090)
                                                                      ------------  ----------
  Actual income tax expense.........................................  $  1,690,268     841,103
                                                                      ------------  ----------
                                                                      ------------  ----------

                          COLUMBINE JDS SYSTEMS, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(6) INCOME TAXES (CONTINUED)
    The tax effects of significant temporary differences that result in deferred tax assets and liabilities at December 31 are as follows:

                                                                                             1996         1995
                                                                                         ------------  ----------
Deferred tax assets -- current:
  Accounts receivable, primarily due to differences in accounting for uncollectible
    accounts...........................................................................  $    304,610     324,083
  Accrued expenses, due to differences in the period of recognition for financial
    statement and income tax purposes..................................................       325,995     225,002
  Other................................................................................        24,104      39,236
                                                                                         ------------  ----------
    Total deferred tax asset -- current................................................  $    654,709     588,321
                                                                                         ------------  ----------
                                                                                         ------------  ----------
Deferred tax liabilities -- noncurrent:
  Software development costs, due to differences in carrying values for financial
    statement and income tax purposes and difference in amortization method............  $  2,101,758   2,318,246
  Equipment and leasehold improvements, primarily due to differences in depreciation on
    a basis of acquired assets for income tax and financial statement purposes.........        98,330      96,629
                                                                                         ------------  ----------
    Total deferred tax liability -- noncurrent.........................................  $  2,200,088   2,414,875
                                                                                         ------------  ----------
                                                                                         ------------  ----------

(7) EMPLOYEE BENEFIT PLAN

    The Company has a defined contribution employee benefit plan under Section 401(k) of the Internal Revenue Code, in which substantially all employees are eligible to participate. The Plan provides for employer matching contributions of up to 2% of an employee's gross compensation. The Company made contributions to the Plan of $337,295 and $215,478 during 1996 and 1995, respectively.

(8) COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

    The Company leases office space and equipment under operating leases. The future minimum rental payments under these leases for years ending December 31 are as follows:

1997......................................................       $1,435,000
1998......................................................          775,000
1999......................................................          663,000
2000......................................................          576,000
2001......................................................          576,000
Thereafter................................................          192,000
                                                                  ---------
Total.....................................................       $4,217,000
                                                                  ---------
                                                                  ---------

                          COLUMBINE JDS SYSTEMS, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(8) COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Rent expense totaled $1,424,183 and $1,616,126 for the year ended December 31, 1996 and for the period from February 15, 1995 to December 31, 1995, respectively.

INVENTORY FINANCING AGREEMENT

    The Company has granted a security interest in its inventory to a major supplier. The security interest is limited to inventory acquired from the supplier and is further limited to a total of $1,000,000.